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                                                                EXHIBIT 10.1

                          STRATEGIC SERVICES AGREEMENT


         This Agreement is made this 26th day of February, 2004, by and between Marco Business Limited, a British Virgin Islands company ("CONSULTANT"), located at 9th Floor, Peter Building, 60 Queen's Road Central, Hong Kong and Expert Network (Shenzhen) Company Limited ("COMPANY"), the subsidiary of China Expert Technology, Inc., which is a Nevada corporation ("Parent"), located at 31/F Development Centre, 2010 Renminnan Road, Shenzhen, China.

                               W I T N E S S E T H

         WHEREAS, CONSULTANT is in the business of corporate communications and marketing (collectively, "Strategic Services") throughout the People's Republic of China ("Territory") for the purpose of sourcing e-government contracts to COMPANY; and

         WHEREAS, CONSULTANT and COMPANY both enjoy a reputation for high-quality work and client satisfaction in their respective Territories; and

         WHEREAS, CONSULTANT and COMPANY wish to form an affiliation relationship pursuant to which each will initially refer its respective clients ("Clients") to the other when its Clients' needs extend to the Territory, pursuant to the terms and conditions hereinafter described,

         NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Each party agrees that CONSULTANT will source e-government contracts in the event that COMPANY requires Strategic Services within the Territory. When a contract is successfully executed between COMPANY and a Client, a commission will be awarded to CONSULTANT in either cash or shares of common stock of the Parent, at the discretion of the COMPANY. Schedule I attached hereto sets forth a list of contract(s) and the terms thereof between CONSULTANT, COMPANY and the Client(s). The attached schedule also sets forth the Commission to be paid by COMPANY to CONSULTANT under each contract.

         2. The commission to the CONSULTANT, paid in either cash or shares of common stock of the Parent, will amount, in value, to fifteen percent (15%) of Gross Income (hereinafter defined) (the "Commission") of each e-government contract payable to CONSULTANT at least six (6) months after each e-government contract is signed but not later than eight (8) months after such contract is signed. If CONSULTANT is paid in shares of common stock of the Parent, such shares must be registered on Form S-8 pursuant to the Securities Act of 1933 (the "Act"). "Gross Income" is hereby defined as monies collected by the COMPANY, before tax, as (a) commissions on media advertising, (b) fees and time charges from accounts for advertising, public relations, web site production, primary research (net of direct costs) and other similar services, (c) commissions on print and broadcast advertising production, and (d) time charges for creation of collateral materials and other similar services. Gross Income shall not include reimbursement of expenses and direct costs. The determination of Gross Income shall be made by the internal financial department of the COMPANY in accordance with generally accepted accounting principles consistently applied.


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         3. Investment Representations. The Consultant hereby represents and warrants to the COMPANY and the Parent:

                  (a) Acknowledgment. The Consultant understands and agrees that the shares of common stock of the Parent that may be issued as the Commission (the "Shares"), have not been registered under the Act or the securities laws of any state of the U.S. and that the issuance of the Shares will be effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

                  (b) Status. By the execution of this Agreement, the CONSULTANT represents and warrants to the COMPANY and the Parent, that is not a U.S. person. The CONSULTANT understands that the Shares are being offered and sold to the CONSULTANT in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the CONSULTANT set forth in this Agreement, in order that the COMPANY may determine the applicability and availability of the exemptions from registration of the Shares on which the COMPANY is relying to issue the Shares to the CONSULTANT.

                  (c) Additional Representations and Warranties. The CONSULTANT further makes the representations and warranties to the COMPANY and the Parent set forth on Schedule II.

                  (d) Securities Act Legend. The certificates evidencing the Shares, and each certificate issued in transfer thereof, will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  (e) Other Legends. The certificates representing the Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.


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         4. In the event that either party opens additional offices or closes any of its current offices so that its Territory changes, it shall so advise the other party in writing within thirty (30) days of such a change.

         5. Nothing herein shall prevent a Client from declining or withdrawing its business from COMPANY. In addition, nothing herein shall require COMPANY to accept a Client, or prevent the COMPANY from dismissing a Client at its option and in its sole discretion, consistent with its obligations to the Client.

         6. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue indefinitely, unless and until terminated on thirty
(30) days prior written notice to the other party. Upon termination of this Agreement, neither party shall have any rights or obligations with respect to the other, except with regard to the requirements imposed in paragraphs 2, 7, 8 and 9 herein.

         7. Each party shall indemnify, defend and hold the other harmless for all losses, damages, judgments, fees and expenses, including reasonable attorneys' fees and expenses, arising out of or relating to the services performed by the other for the Clients.

         8. Each party agrees that during the Term hereof and for a one-year period subsequent to termination, it will not solicit any account which is a client of the other, except pursuant to the terms hereof. Each party further agrees that within such period, it will not employ or attempt to employ any person in the employ of the other, except with that party's written consent.

         9. Each party acknowledges and agrees that it may become privy to the confidential and proprietary information of the other. Each party agrees to use the same degree of care in preserving the confidentiality of such information as it would in preserving its own confidential and proprietary information and that of its own clients.

         10. Nothing contained herein shall be construed as permitting either party to use or exploit the trademarks or tradenames of the other, except with the other party's written consent. In the event that the affiliation relationship created herein is referred to in either party's brochures or other written materials to be disseminated to the public or to prospective clients, such materials shall be reviewed and approved by both parties prior to dissemination of the materials.

         11. Nothing contained herein shall constitute a joint venture, partnership or franchise arrangement between the parties. Each party shall be considered an independent contractor and shall be free to conduct its business provided that it complies fully with the terms of this Agreement.

         12. Each party warrants and represents that it has the full power and legal authority to enter into this Agreement and that the proper exercise of the rights granted by it hereunder will not infringe on the rights of any third party. Neither party shall assign any of its rights or obligations herein without the prior written consent of the other.

         13. This Agreement contains the entire understanding between the parties hereto, cannot be amended except in writing, signed by the parties hereto, and shall be interpreted in accordance with the laws of the State of New York and applicable federal laws of the United States. Any and all disputes relating to this Agreement shall be adjudicated in the federal, state and local courts within the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.



                                MARCO BUSINESS LIMITED

                                By:  /s/ Yuen Laimei
                                     ---------------------------------------
                                Name:    Yuen Laimei
                                Title:   Director

                                EXPERT NETWORK (SHENZHEN) COMPANY LIMITED

                                By:  /s/ Kung Szechau
                                     ---------------------------------------
                                Name:    Kung Szechau
                                Title:   Chief Executive Officer and Director


                                CHINA EXPERT TECHNOLOGY, INC.

                                By:  /s/ Zhu Xiaoxin
                                     ---------------------------------------
                                Name:    Zhu Xiaoxin
                                Title:   President and Director


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                                   Schedule I

BACKGROUND OF CONTRACT WITH DEHUA COUNTY GOVERNMENT

         CONSULTANT had a contract with Dehua County Government located at No. 10 Feng Chi Street, Dehua County, Fujian Province, China to provide e-government consulting services. COMPANY assumed CONSULTANT'S obligations under the contract upon entering into a Tri-partite assignment agreement on April 5, 2004. COMPANY and Dehua County Government entered into an agreement on April 9, 2004 for consideration of RMB150,498,000 (US$18,353,415) at a rate of 8.2 in exchange for COMPANY'S consulting on e-government projects. Gross Income is estimated at forty to forty-five percent (40-45%) of the total contract.

CONSULTANT'S FEE UNDER THE DEHUA COUNTY GOVERNMENT CONTRACT

         Gross Income at forty percent (40%) of RMB150,498,000 (US$18,353,415) equals RMB60,199,200 (US$7,341,366). Fees at 15% of Gross Income are equal to RMB9,029,880 (US$1,101,205) Fees will be issued in S-8 shares. One million one hundred one thousand two hundred five (1,101,205) shares of common stock of the Parent will be issued to CONSULTANT for US$1.00 per share.


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                                   Schedule II

1. At the time of (a) the offer by the COMPANY and (b) the acceptance of the offer by the CONSULTANT, of the Shares, the CONSULTANT was outside the United States.

2. No offer to acquire the Shares or otherwise to participate in the transactions contemplated by this Agreement was made to the CONSULTANT inside the United States.

3. The CONSULTANT is not acquiring the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. The CONSULTANT will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act

5. The CONSULTANT has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

6. The CONSULTANT is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Act.

7. The CONSULTANT has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the CONSULTANT'S interests in connection with the transactions contemplated by this Agreement.

8. The CONSULTANT understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

9. The CONSULTANT will not sell or otherwise transfer the Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

10. The CONSULTANT understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the COMPANY that has been supplied to the CONSULTANT and that any representation to the contrary is a criminal offense.

11. The CONSULTANT acknowledges that the representations, warranties and agreements made by The CONSULTANT herein shall survive the execution and delivery of this Agreement.